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                                                                    Exhibit 99.1

       TERAYON COMMUNICATION HELPS JAPAN'S LARGEST CABLE SERVICE PROVIDER
                           COMPETE WITH FTTH AND ADSL

Santa Clara, California - February 17, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading innovator of intelligent broadband access for data, voice and video, today announced that Jupiter Telecommunications ("J-COM Broadband"), the largest broadband and cable service provider in Japan based on the number of customers served, is using the Terayon BW 3500 DOCSIS(R) 2.0 Cable Modem Termination System (CMTS) and Terayon TJ 735x cable modems.

The intensely competitive Japanese broadband market is embracing new technologies as cable, telecom and other broadband providers try to attract new subscribers with ever greater speeds and enhanced services. A recent competitive threat facing Japanese cable operators has come from ADSL and fiber-to-the-home
(FTTH) services.

To help strengthen its market position, J-COM Broadband has chosen Terayon as one of its CMTS and cable modem vendors. By adopting an end-to-end DOCSIS 2.0 infrastructure from Terayon, J-COM Broadband now is able to provide its subscribers with a superior broadband experience, including improved services such as on-line video gaming and substantially faster Internet connections. This greater performance and enhanced user experience allows J-COM Broadband to stay highly competitive with FTTH and ADSL services.

"Our broadband subscribers have come to expect excellent quality, and Terayon, as one of our CMTS and cable modem vendors, is helping us take our successful high-speed broadband service to the next level, with new features, higher performance and the greater reliability that our subscribers have come to expect," said Tomoyuki Moriizumi, CEO of J-COM Broadband.

"J-COM Broadband is another example of the growing momentum for Terayon and DOCSIS 2.0 with leading operators worldwide who want to provide the fastest, richest and most advanced services while striving to lower the capital and operating expenses of their services," said Terayon CEO Zaki Rakib.
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TERAYON DOCSIS 2.0: PERFORMANCE AND ECONOMIC ADVANTAGES

      Terayon DOCSIS 2.0 - the latest version of the specification for broadband cable data systems - incorporates advanced physical layer technologies that significantly increase the amount of upstream bandwidth a cable data system can deliver. This performance improvement can make it easier for operators to offer, online gaming and other services that require substantial upstream bandwidth.

      This greater upstream bandwidth can also allow cable operators to lower their capital expenses through maximizing the use of their upstream CMTS ports. DOCSIS 2.0 can also lower the ongoing operating expenses of cable operators' broadband services. With more upstream bandwidth available for each subscriber, operators can reduce or eliminate the need to serve fewer homes per optical node through costly node splits.

ABOUT J-COM BROADBAND

Established in 1995, Jupiter Telecommunications Co., Ltd. (J-COM Broadband) is Japan's largest multiple system operator based on the number of subscribing customers, serving 1,781,800 subscribing households (as of December 31, 2003) in the Hokkaido, Kanto, Kansai and Kyushu regions. Based in Tokyo, J-COM Broadband provides cable television, high-speed Internet access and telephony services to customers across Japan. The number of serviceable households "homes passed" in J-COM Broadband franchises in Hokkaido, Kanto, Kansai and Kyushu is approximately 6 million (as of December 31, 2003). J-COM Broadband's principal shareholders are Liberty Media Corporation, Sumitomo Corporation, Microsoft Corporation, Mitsui & Co., Ltd. and Matsushita Electric Industrial Co., Ltd. (as of December 31, 2003). For more information, visit J-COM Broadband's website at http://www.jcom.co.jp/corporate/english.html

ABOUT TERAYON

Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

                                      # # #
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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance capabilities of the TJ 735x cable modem, the BW 3500 CMTS; the reliability and capabilities of DOCSIS 2.0; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.


Press contacts:                                       Investor contact:
John Giddings               Margaret Huang            Kristin Stokan
Terayon PR Manager          AtomicPR                  Terayon Director, Finance
(408) 486-5223              (415) 703-9454            (408) 486-5206
john.giddings@terayon.com   margaret@atomicpr.com     kristin.stokan@terayon.com